Exhibit 23.3
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 26, 2025, relating to the consolidated financial statements of Xencor, Inc. (the Company) as of December 31, 2024 and each of the two years then ended, appearing in the Annual Report on Form 10-K of the Company for the year ended December 31, 2025.

As disclosed in Note 14 to the 2025 financial statements, the financial statements for the years ended December 31, 2024 and 2023, have been retrospectively adjusted to apply changes in disclosures to segment reporting and related information. We have not audited the adjustments in the 2025 financial statements for the years ended December 31, 2024 and 2023, to retrospectively adjust for changes in disclosures to segment reporting, as disclosed in Note 14.

We also consent to the reference to our firm under the heading "Experts" in such Prospectus.

RSM US LLP

Los Angeles, CA
February 25, 2026

1